FOR IMMEDIATE RELEASE
NEWS RELEASE

Pacira BioSciences Reports Record Revenue of $135.6 Million for the Second Quarter of 2021

-- EXPAREL average daily sales at 178% of the prior year second quarter --
-- Conference call today at 8:30 a.m. ET --

PARSIPPANY, N.J., August 3, 2021 - Pacira BioSciences, Inc. (Nasdaq: PCRX), the industry leader in its commitment to non-opioid pain management and regenerative health solutions, today reported financial results for the second quarter of 2021.

Second Quarter 2021 Financial Highlights

•Total revenues of $135.6 million
•GAAP net income of $19.1 million, or $0.43 per share (basic) and $0.42 (diluted)
•Non-GAAP Adjusted EBITDA of $50.3 million

“We made terrific progress in the first half of 2021 with strong sales momentum in the second quarter and continuing in recent weeks,” said Dave Stack, chairman and chief executive officer of Pacira BioSciences. “Record revenue in the second quarter significantly ramped our bottom line, allowing us to achieve our highest-ever adjusted EBITDA for a quarter. Market dynamics remain highly favorable and leave us confident that we will deliver robust topline growth, improved margins, and accelerating earnings for the remainder of 2021, leaving us well-positioned to achieve the goals laid out within our five-year plan.”

Second Quarter 2021 Financial Results
•Total revenues were $135.6 million in the second quarter of 2021, versus the $75.5 million reported for the second quarter of 2020.
•EXPAREL net product sales were $130.1 million in the second quarter of 2021, versus the $73.0 million reported for the second quarter of 2020.
•Second quarter 2021 iovera° net product sales were $3.8 million, versus the $1.4 million reported for the second quarter of 2020.
•Sales of bupivacaine liposome injectable suspension to a third-party licensee for use in veterinary practice were $1.0 million in the second quarter of 2021, versus the $0.8 million in the second quarter of 2020.
•Second quarter 2021 royalty and collaborative licensing and milestone revenues were $0.7 million, versus the $0.3 million in the second quarter of 2020.

•Total operating expenses were $100.7 million in the second quarter of 2021, compared to $82.7 million in the second quarter of 2020.
•Research and development (R&D) expenses were $12.6 million in the second quarter of 2021, compared to $13.6 million in the second quarter of 2020. R&D expenses included $4.6 million and $6.1 million of product development and manufacturing capacity expansion costs in the second quarters of 2021 and 2020, respectively.
•Selling, general and administrative (SG&A) expenses were $50.8 million in the second quarter of 2021, compared to $43.3 million in the second quarter of 2020.
•GAAP net income was $19.1 million, or $0.43 per share (basic) and $0.42 (diluted), in the second quarter of 2021, compared to a GAAP net loss of $7.3 million, or $0.17 per share (basic and diluted), in the second quarter of 2020.
•Non-GAAP net income was $35.3 million, or $0.80 per share (basic) and $0.77 (diluted), in the second quarter of 2021, compared to non-GAAP net income of $5.0 million, or $0.12 per share (basic and diluted), in the second quarter of 2020.
•Adjusted EBITDA was $50.3 million in the second quarter of 2021, compared to $8.5 million in the second quarter of 2020.
•Pacira ended the second quarter of 2021 with cash, cash equivalents and short-term investments (“cash”) of $646.6 million. Cash provided by operations was $30.1 million in the second quarter of 2021, compared to cash used in operations of $15.6 million in the second quarter of 2020.
•Pacira had 44.1 million basic and 45.6 million diluted weighted average shares of common stock outstanding in the second quarter of 2021.
See “Non-GAAP Financial Information” below.

Recent Business Highlights

•FDA approval of enhanced EXPAREL manufacturing process. In July 2021, the U.S. Food and Drug Administration (FDA) approved the company’s enhanced manufacturing process for EXPAREL, which is housed at a custom facility in Swindon, England under a partnership with Thermo Fisher Scientific Pharma Services. The company expects to start selling commercial product manufactured in this 200-liter suite later this year.

•Patent granted for EXPAREL. In June 2021, the United States Patent and Trademark Office issued U.S. Patent No. 11,033,495 related to EXPAREL. The patent, “Manufacturing of Bupivacaine Multivesicular Liposomes,” claims composition of EXPAREL prepared by an improved manufacturing process and will have an expiration date of January 22, 2041. Pacira submitted this patent for listing in the FDA’s “Approved Drug Products with Therapeutic Equivalence Evaluations” (the Orange Book) in July 2021.

•Distribution agreement with Eurofarma in Latin America. In June 2021, Pacira announced a distribution agreement with Eurofarma Laboratories S.A. (Eurofarma) for the development and commercialization of EXPAREL in Latin America. Under the terms of the agreement,

Eurofarma obtained the exclusive right to market and distribute EXPAREL in 19 countries including Argentina, Brazil, Colombia, and Mexico.

Financial Guidance

The company’s net product sales were negatively impacted by the COVID-19 pandemic in 2020 due to the significant postponement or suspension in the scheduling of elective surgical procedures resulting from public health guidance and government directives. Elective surgery restrictions began to lift on a state-by-state basis in April 2020, allowing EXPAREL sales to return to year-over-year growth in June 2020. However, while many restrictions have since eased and COVID-19 vaccines become more widely available and administered to the general public, it is still unclear how long it will take the elective surgery market to normalize, or if restrictions on elective procedures will recur due to COVID-19 variant strains or otherwise. In order to provide greater transparency, the company is reporting monthly intra-quarter unaudited net product sales until it has gained enough visibility around the impacts of COVID-19. The company reports average daily growth rates for EXPAREL to normalize for differences in the number of selling days per reporting period. The company is also providing weekly EXPAREL utilization and elective surgery data within its investor presentation, which is accessible at investor.pacira.com.

Today’s Conference Call and Webcast Reminder
The Pacira management team will host a conference call to discuss the company’s financial results and recent developments today, Tuesday, August 3, 2021, at 8:30 a.m. ET. To participate in the conference call, dial 1-877-845-0779 and provide the passcode 9991311. International callers may dial 1-720-545-0035 and use the same passcode. In addition, a live audio of the conference call will be available as a webcast. Interested parties can access the event through the “Events” page on the Pacira website at investor.pacira.com.

For those unable to participate in the live call, a replay will be available at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) using the passcode 9991311. The replay of the call will be available for one week from the date of the live call. The webcast will be available on the Pacira website for approximately two weeks following the call.

Non-GAAP Financial Information
This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), such as non-GAAP net income, non-GAAP net income per common share, non-GAAP cost of goods sold, non-GAAP research and development (R&D) expense, non-GAAP selling, general and administrative (SG&A) expense and adjusted EBITDA, because these non-GAAP financial measures exclude the impact of items that management believes affect comparability or underlying business trends.

These measures supplement the company’s financial results prepared in accordance with GAAP. Pacira management uses these measures to better analyze its financial results, estimate its future cost of goods sold, R&D expense and SG&A expense outlook for 2021 and to help make managerial decisions. In management’s opinion, these non-GAAP measures are useful to investors and other users of our financial statements by providing greater transparency into the operating performance of Pacira and its future outlook. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. Non-GAAP measures are also unlikely to be comparable with non-GAAP disclosures released by other companies. See the tables below for a reconciliation of GAAP to non-GAAP measures.

About Pacira BioSciences
Pacira BioSciences, Inc. (Nasdaq: PCRX) is the industry leader in its commitment to non-opioid pain management and regenerative health solutions to improve patients’ journeys along the neural pain pathway. The company’s long-acting local analgesic, EXPAREL® (bupivacaine liposome injectable suspension) was commercially launched in the United States in April 2012. EXPAREL utilizes DepoFoam®, a unique and proprietary product delivery technology that encapsulates drugs without altering their molecular structure, and releases them over a desired period of time. In April 2019, Pacira acquired the iovera° system, a handheld cryoanalgesia device used to deliver precise, controlled doses of cold temperature only to targeted nerves. To learn more about Pacira, including the corporate mission to reduce overreliance on opioids, visit www.pacira.com.

About EXPAREL®

EXPAREL (bupivacaine liposome injectable suspension) is indicated in patients 6 years of age and older for single-dose infiltration to produce postsurgical local analgesia, and in adults as an interscalene brachial plexus nerve block to produce postsurgical regional analgesia. Safety and efficacy have not been established in other nerve blocks. The product combines bupivacaine with DepoFoam®, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the DepoFoam platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain scores with up to a 78 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information for Patients

EXPAREL should not be used in obstetrical paracervical block anesthesia. In studies in adults where EXPAREL was injected into a wound, the most common side effects were nausea, constipation, and vomiting. In studies in adults where EXPAREL was injected near a nerve, the most common side effects were nausea, fever, and constipation. In the study where EXPAREL was given to children, the most common side effects were nausea, vomiting, constipation, low blood pressure, low number of red blood cells, muscle twitching, blurred vision, itching, and rapid heartbeat. EXPAREL can cause a temporary loss of feeling and/or loss of muscle movement. How much and how long the loss of feeling and/or muscle movement depends on where and how much of EXPAREL was injected and may last for up to 5 days. EXPAREL is not recommended to be used in patients younger than 6 years old for injection into the wound, for patients younger than 18 years old for injection near a nerve, and/or in pregnant women. Tell your health care provider if you or your child has liver disease, since this may affect how the active ingredient (bupivacaine) in EXPAREL is eliminated from the body. EXPAREL should not be injected into the spine, joints, or veins. The active ingredient in EXPAREL can affect the nervous system and the cardiovascular system; may cause an allergic reaction; may cause damage if injected into the joints; and can cause a rare blood disorder.

About iovera°
The iovera° system is used to destroy tissue during surgical procedures by applying freezing cold. It can also be used to produce lesions in peripheral nervous tissue by the application of cold to the selected site for the blocking of pain. It is also indicated for the relief of pain and symptoms associated with osteoarthritis of the knee for up to 90 days. In one study, the majority of the patients suffering from osteoarthritis of the knee experienced pain and system relief beyond 150 days.1 The iovera° system’s “1×90” Smart Tip configuration (indicating one needle which is 90 mm long) can also facilitate target nerve location by conducting electrical nerve stimulation from a separate nerve stimulator. The iovera° system is not indicated for treatment of central nervous system tissue.

Important Safety Information
The iovera° system is contraindicated for use in patients with the following: Cryoglobulinemia; Paroxysmal cold hemoglobinuria; cold urticaria; Raynaud’s disease; open and/or infected wounds at or near the treatment line. Potential complications: As with any surgical treatment that uses needle-based therapy, there is potential for temporary site-specific reactions, including but not limited to: bruising (ecchymosis); swelling (edema); inflammation and/or redness (erythema); pain and/or tenderness; altered sensation (localized dysesthesia). Typically, these reactions resolve with no physician intervention. Patients may help the healing process by applying ice packs to the affected sites, and by taking over-the-counter analgesics.

Forward-Looking Statements
Any statements in this press release about the company’s future expectations, plans, trends, outlook, projections and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “will,” “would,” “could,” “can” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: the impact of the worldwide COVID-19 (Coronavirus) pandemic and related global economic conditions on our business and results of operations; the success of the company’s sales and manufacturing efforts in support of the commercialization of EXPAREL and iovera°; the rate and degree of market acceptance of EXPAREL and iovera°; the size and growth of the potential markets for EXPAREL and iovera° and the company’s ability to serve those markets; the company’s plans to expand the use of EXPAREL and iovera° to additional indications and opportunities, and the timing and success of any related clinical trials for EXPAREL and iovera°; the ability to successfully integrate any future acquisitions into the company’s existing business and the recoverability of our deferred tax assets and other factors discussed in the “Risk Factors” of the company’s most recent Annual Report on Form 10-K and in other filings that the company periodically makes with the SEC. In addition, the forward-looking statements included in this press release represent the company’s views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such the company anticipates that subsequent events and developments will cause its views to change. However, while the company may elect to update these forward-looking statements at some point in the future, it

1Radnovich, R. et al. “Cryoneurolysis to treat the pain and symptoms of knee osteoarthritis: a multicenter, randomized, double-blind, sham-controlled trial.” Osteoarthritis and Cartilage (2017) p1-10.

specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

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Investor Contact:
Susan Mesco, (973) 451-4030
susan.mesco@pacira.com

Media Contact:
Coyne Public Relations
Kristin Capone, (973) 588-2108
kcapone@coynepr.com

(Tables to Follow)

Pacira BioSciences, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$105,774	$99,957
Short-term investments	540,821	421,705
Accounts receivable, net	68,357	53,046
Inventories, net	65,264	64,650
Prepaid expenses and other current assets	12,363	12,265
Total current assets	792,579	651,623
Long-term investments	—	95,459
Fixed assets, net	153,302	136,688
Right-of-use assets, net	71,252	74,492
Goodwill	99,547	99,547
Intangible assets, net	92,588	96,521
Deferred tax assets	98,599	106,164
Equity investment and other assets	17,966	14,019
Total assets	$1,325,833	$1,274,513

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,179	$10,431
Accrued expenses	52,163	70,974
Lease liabilities	5,644	7,425
Convertible senior notes (1)	153,681	149,648
Contingent consideration	5,026	14,736
Income taxes payable	—	114
Total current liabilities	228,693	253,328
Convertible senior notes (2)	321,708	313,030
Lease liabilities	68,235	71,025
Contingent consideration	12,332	13,610
Other liabilities	7,697	3,832
Total stockholders’ equity	687,168	619,688
Total liabilities and stockholders’ equity	$1,325,833	$1,274,513
(1) Relates to our 2.375% convertible senior notes due 2022. These notes are classified as current at June 30, 2021 and December 31, 2020 because the note holders can convert any time on or after October 1, 2020.
(2) Relates to our 0.750% convertible senior notes due 2025 that are not currently convertible.

Pacira BioSciences, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net product sales:
EXPAREL	$130,059	$73,046	$244,736	$174,315
Bupivacaine liposome injectable suspension	991	775	1,784	1,981
Total EXPAREL / bupivacaine liposome injectable suspension net product sales	131,050	73,821	246,520	176,296
iovera°	3,813	1,395	7,081	3,665
Total net product sales	134,863	75,216	253,601	179,961
Collaborative licensing and milestone revenue	125	—	125	—
Royalty revenue	602	289	891	1,228
Total revenues	135,590	75,505	254,617	181,189

Operating expenses:
Cost of goods sold	35,248	22,305	66,597	52,037
Research and development	12,573	13,620	28,453	29,440
Selling, general and administrative	50,813	43,342	99,335	88,122
Amortization of acquired intangible assets	1,967	1,967	3,933	3,933
Acquisition-related charges (gains), product discontinuation and other	146	1,418	2,019	(2,290)
Total operating expenses	100,747	82,652	200,337	171,242
Income (loss) from operations	34,843	(7,147)	54,280	9,947

Other (expense) income:
Interest income	224	1,323	639	2,911
Interest expense	(7,023)	(5,456)	(13,994)	(11,477)
Other, net	(2,396)	3,969	(2,554)	(136)
Total other expense, net	(9,195)	(164)	(15,909)	(8,702)
Income (loss) before income taxes	25,648	(7,311)	38,371	1,245
Income tax (expense) benefit	(6,567)	42	(8,921)	(356)
Net income (loss)	$19,081	$(7,269)	$29,450	$889

Net income (loss) per share:
Basic net income (loss) per common share	$0.43	$(0.17)	$0.67	$0.02
Diluted net income (loss) per common share	$0.42	$(0.17)	$0.64	$0.02
Weighted average common shares outstanding:
Basic	44,145	42,221	43,989	42,126
Diluted	45,592	42,221	45,779	42,861

Pacira BioSciences, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
GAAP net income (loss)	$19,081	$(7,269)	$29,450	$889

Non-GAAP adjustments:
Milestone revenue	(125)	—	(125)	—
Acquisition-related charges (gains), product discontinuation and other	146	1,418	2,019	(2,290)
Stock-based compensation	10,461	9,222	20,571	18,070
Amortization of debt discount	5,744	3,660	11,401	7,254
Amortization of acquired intangible assets	1,967	1,967	3,933	3,933
Loss (gain) on investment	2,476	(3,979)	2,585	(8)
Tax impact of non-GAAP adjustments	(4,488)	—	(10,048)	—
Total Non-GAAP adjustments	16,181	12,288	30,336	26,959

Non-GAAP net income	$35,262	$5,019	$59,786	$27,848

GAAP basic net income (loss) per common share	$0.43	$(0.17)	$0.67	$0.02
GAAP diluted net income (loss) per common share	$0.42	$(0.17)	$0.64	$0.02

Non-GAAP basic net income per common share	$0.80	$0.12	$1.36	$0.66
Non-GAAP diluted net income per common share	$0.77	$0.12	$1.31	$0.65

Weighted average common shares outstanding - basic	44,145	42,221	43,989	42,126
Weighted average common shares outstanding - diluted	45,592	42,937	45,779	42,861

Cost of goods sold reconciliation:
GAAP cost of goods sold	$35,248	$22,305	$66,597	$52,037
Stock-based compensation	(1,465)	(1,284)	(2,917)	(2,503)
Non-GAAP cost of goods sold	$33,783	$21,021	$63,680	$49,534

Research and development reconciliation:
GAAP research and development	$12,573	$13,620	$28,453	$29,440
Stock-based compensation	(1,329)	(1,357)	(2,435)	(2,544)
Non-GAAP research and development	$11,244	$12,263	$26,018	$26,896

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$50,813	$43,342	$99,335	$88,122
Stock-based compensation	(7,667)	(6,581)	(15,219)	(13,023)
Non-GAAP selling, general and administrative	$43,146	$36,761	$84,116	$75,099

Pacira BioSciences, Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (Non-GAAP)
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
GAAP net income (loss)	$19,081	$(7,269)	$29,450	$889

Interest income	(224)	(1,323)	(639)	(2,911)
Interest expense (1)	7,023	5,456	13,994	11,477
Income tax expense (benefit)	6,567	(42)	8,921	356
Depreciation expense	2,931	3,023	5,815	5,877
Amortization of acquired intangible assets	1,967	1,967	3,933	3,933
EBITDA	37,345	1,812	61,474	19,621

Other adjustments:
Acquisition-related charges (gains), product discontinuation and other	146	1,418	2,019	(2,290)
Stock-based compensation	10,461	9,222	20,571	18,070
Milestone revenue	(125)	—	(125)	—
Loss (gain) on investment	2,476	(3,979)	2,585	(8)
Adjusted EBITDA (Non-GAAP)	$50,303	$8,473	$86,524	$35,393
(1) Includes amortization of debt discount

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) includes GAAP to non-GAAP adjustments that reflect how the Company’s management analyzes its financial results. The adjusted EBITDA figures presented here are unlikely to be comparable with adjusted EBITDA disclosures released by other companies.